Exhibit 9

March 18, 2013

To the Recipients Named in Annex A

Ladies and Gentlemen:

Reference is made to the Amended and Restated Stockholders Agreement, dated November 20, 2006, (the “Stockholders Agreement”), among Hertz Global Holdings, Inc. (the “Company”) and the stockholders of the Company listed on the signature pages thereto.  Capitalized terms used herein but not defined herein shall have their respective meanings set forth in the Stockholders Agreement.

This letter (which may be delivered to you in one or more counterparts) will confirm on behalf of the Stockholders identified in the signature pages hereto, that, from and after the date hereof and notwithstanding anything to the contrary in the Stockholders Agreement, for so long as the Stockholders named in Annex A hereto collectively hold less than 2.5% of the Shares of the Company, each of the undersigned Stockholders waives the provisions of Section 2.4 of the Stockholders Agreement as they apply to Merrill Lynch Ventures L.P. 2001 and CMC-Hertz Partners, L.P., and each of the undersigned Stockholders acknowledges that the provisions of Section 2.4 of the Stockholders Agreement shall cease to be binding upon Merrill Lynch Ventures L.P. 2001 and CMC-Hertz Partners, L.P.

Further, each of the undersigned Stockholders, representing the other Principal Investors entitled to designate a director (as that phrase is used in Section 2.6(ii)(D) of the Stockholders Agreement) consent to and agree that the directors remaining in office shall not decrease the size of the Board of Directors. By acknowledging and accepting the terms of this letter, Merrill confirms that, pursuant to Section 2.6(ii) of the Stockholders Agreement, it no longer has the right to designate a Merrill Nominee, and it is further acknowledged by each of the undersigned that the continuing service of Angel Morales as a member of the Board of Directors of the Company is not in the capacity of a Merrill Nominee.

For the avoidance of doubt, the remaining provisions of the Stockholders Agreement remain in full force and effect.

[Remainder of Page Left Intentionally Blank]

Very truly yours,

CLAYTON, DUBILIER & RICE FUND VII, L.P.
By: CD&R Associates VII, LTD., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CDR CCMG CO-INVESTOR L.P.
By: CDR CCMG Co-Investor GP Limited, its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

CD&R PARALLEL FUND VII, L.P.
By: CD&R Parallel Fund Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to Stockholders Agreement Waiver and Acknowledgement]

CARLYLE PARTNERS IV, L.P.
By: TC Group IV, L.P., as its General Partner

By:	/s/ Brian A. Bernasek
Name: Brian A. Bernasek
Title: Authorized Person

CP IV COINVESTMENT, L.P.
By: TC Group IV, L.P., as its General Partner

By:	/s/ Brian A. Bernasek
Name: Brian A. Bernasek
Title: Authorized Person

CEP II U.S. INVESTMENTS, L.P.
By: CEP II Managing GP, L.P., as its
General Partner
By: CEP II Managing GP Holdings, Ltd.,
as its General Partner

By:	/s/ Brian A. Bernasek
Name: Brian A. Bernasek
Title: Authorized Person

CEP II Participations S.à r.l., SICAR

By:	/s/ Brian A. Bernasek
Name: Brian A. Bernasek
Title: Authorized Person

[Signature Page to Stockholders Agreement Waiver and Acknowledgement]

Agreed to and Acknowledged by:

ML Global Private Equity Fund, L.P.
By: MLGPE LTD, its general partner

By:	/s/ Martin McInerney
Name: Martin McInerney
Title: Treasurer

Merrill Lynch Ventures L.P. 2001
By: Merrill Lynch Ventures, LLC, its general partner

By:	/s/ Martin McInerney
Name: Martin McInerney
Title: Vice President and Treasurer

ML Hertz Co-Investor, L.P.
By: ML Hertz Co-Investor GP, L.L.C., its general partner
By: ML Global Private Equity Fund,
L.P., as sole member
By: MLGPE LTD, its general partner

By:	/s/ Martin McInerney
Name: Martin McInerney
Title: Treasurer

CMC-Hertz Partners, L.P.
By: CMC-Hertz General Partner, L.L.C.,
as its General Partner

By:	/s/ Angel Morales
Name: Angel Morales
Title: Authorized Person

[Signature Page to Stockholders Agreement Waiver and Acknowledgement]

ANNEX A

Stockholders:

ML Global Private Equity Fund, L.P.
Merrill Lynch Ventures L.P. 2001
ML Hertz Co-Investor, L.P.
CMC-Hertz Partners, L.P.
767 Fifth Avenue, 7th Floor
New York, NY 10153

Company:

Hertz Global Holdings, Inc.
c/o The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656
Attention:  Jeffrey Zimmerman, General Counsel

[Signature Page to Stockholders Agreement Waiver and Acknowledgement]